UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2011, Unum Group (the “Company”) held its annual meeting of shareholders. Matters submitted to shareholders at the meeting and voting results were as follows:

Item 1 – Election of Directors. The Company’s shareholders elected the four director nominees listed below for three-year terms expiring in 2014, based upon the following voting results:

Nominee	For	Against	Abstained	Broker Non-Votes
Jon S. Fossel	252,092,603	3,725,670	54,981	13,615,929
Gloria C. Larson	252,420,931	3,400,419	52,397	13,615,929
William J. Ryan	252,155,572	3,670,499	47,887	13,615,929
Thomas R. Watjen	252,094,382	3,708,753	70,119	13,615,929

Also continuing as directors of the Company after the meeting were: E. Michael Caulfield, Pamela H. Godwin, Ronald E. Goldsberry, Kevin T. Kabat, Thomas Kinser, A.S. (Pat) MacMillan, Jr., Edward J. Muhl, and Michael J. Passarella.

Item 2 – Advisory Vote on Executive Compensation. The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
248,118,535	7,592,449	162,975	13,615,929

Item 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The Company’s shareholders voted, on an advisory basis, on the frequency of holding future advisory votes on executive compensation as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
232,288,538	412,246	23,067,028	105,328	13,615,929

In light of the above voting results and consistent with its recommendation to shareholders on this item, the Board of Directors of the Company has determined that the Company will hold future advisory votes on executive compensation on an annual basis.

Item 4 – Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011. The Company’s shareholders approved the Unum European Holding Company Limited Savings-Related Share Option Scheme 2011, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
254,041,828	1,636,751	195,379	13,615,929

Item 5 – Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
266,267,813	3,164,293	57,782	—

Item 8.01	Other Events.

At the annual meeting of shareholders on May 25, 2011, the Company announced that its Board of Directors authorized an increase of 13.5 percent in the quarterly dividend paid on its common stock. The new quarterly dividend rate of $0.1050 per common share will be effective with the dividend expected to be paid in the third quarter of 2011. A copy of a news release concerning the dividend increase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Report:

99.1	News release of Unum Group dated May 25, 2011, concerning dividend increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group (Registrant)

Date: May 25, 2011	By:	/s/ Susan N. Roth
Name: Susan N. Roth
Title: Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Unum Group dated May 25, 2011, concerning dividend increase.